Exhibit 99.1

COMPANY CONTACT:                                 INVESTOR RELATIONS:
Universal Power Group, Inc.                      Lambert, Edwards & Associates
469-892-1122                                     616-233-0500
Mimi Tan, SVP                                    Jeff Tryka, CFA or Karen Keller
tanm@upgi.com                                    jtryka@lambert-edwards.com

              UNIVERSAL POWER GROUP REPORTS IMPROVED 2010 EARNINGS
                    NET INCOME OF $2.9 MILLION, EPS OF $0.58

CARROLLTON, TEXAS, MARCH 29, 2011 -- Universal Power Group, Inc. (NYSE Amex:
UPG), a Texas-based distributor and supplier of batteries and related power accessories and a third-party logistics provider, today announced improved earnings for the fourth quarter and full year ended Dec. 31, 2010.

For the fourth quarter, UPG reported net income of $634,000, or $0.13 per share, on net sales of $24.5 million, compared with net income of $387,000, or $0.08 per share, on net sales of $28.0 million in the fourth quarter of 2009. For the year, UPG reported net income of $2.9 million, or $0.58 per share, on net sales of $107.3 million, versus a net loss of $135,000, or ($0.03) per share, on net sales of $111.2 million in 2009.

"Overall, 2010 was a good year of progress as our continued efforts to grow UPG's core business over the past two years began to bear fruit," stated UPG's President and Chief Executive Officer Ian Edmonds. "Over the past year, UPG has achieved a number of important milestones, from new product introductions and strategic alliances to expansion into new geographic markets. We stayed true to our strategic plan last year, and our combined achievements set the stage for broad-based revenue and earnings growth in the coming years."

FOURTH QUARTER
Net sales for the fourth quarter fell 12.5 percent to $24.5 million, from $28.0 million in the fourth quarter of 2009. Net sales of batteries and related power accessories to customers excluding ADT Security Services (formerly Broadview Security) and its authorized dealers grew 20.9 percent to $19.7 million in the fourth quarter of 2010, compared to $16.3 million for the fourth quarter of 2009. Net sales to ADT Security Services and its authorized dealers in the fourth quarter of 2010 were $4.8 million, a decrease of 59.0 percent from $11.7 million in the same quarter of 2009. Net sales to ADT Security Services and its authorized dealers accounted for 19.2 percent of net sales in the fourth quarter of 2010, compared to 41.8 percent of net sales in the fourth quarter of 2009. The shift in sales mix was the result of UPG's continued focus on growing its battery and related power accessories business, while sales to ADT Security Services and its authorized dealers decreased during the integration of the acquisition of Broadview Security. The Company continues to work closely with ADT Security Services and its authorized dealers to maintain the level of quality and service they have come to expect from UPG.

Gross profit was flat at $4.9 million in the quarter compared with the fourth quarter of 2009. An increase in sales of higher-margin product lines combined with ongoing efforts to reduce cost and increase efficiency resulted in gross margins of 20.1 percent for the fourth quarter of 2010, compared to 17.5 percent for the fourth quarter of 2009. Operating expenses decreased by $0.2 million, or
4.4 percent, to $3.8 million in the fourth quarter of 2010, compared to $4.0 million in the fourth quarter of 2009. This decrease was attributable to a decline in accounting and professional fees, lower insurance costs and reduced bad debt expense, partially offset by increased personnel-related expenses and higher property taxes.

For the quarter, UPG reported a 20.4 percent increase in operating income, to $1.1 million, and a 26.3 percent increase in pre-tax income to $0.9 million. This compares to operating income of $0.9 million and pre-tax income of $0.7 million in the fourth quarter of 2009. The improved results were driven by improved gross margins and reduced operating expenses during the quarter. On the bottom line, UPG reported net income of $0.6 million, or $0.13 per share, compared to net income of $0.4 million, or $0.08 per share in the prior year.

FULL YEAR OVERVIEW
For full year 2010, net sales decreased 3.5%, to $107.3 million, from $111.2 million in 2009. Net sales of batteries and related power accessories to customers excluding ADT Security Services and its authorized dealers grew 19.4 percent, to $72.8 million in 2010, compared to $61.0 million in 2009. Offsetting this increase was a decline in net sales to ADT Security Services and its authorized dealers to $34.4 million, a decrease of 31.4 percent from $50.2 million in 2009. Net sales to ADT Security Services and its authorized dealers accounted for 28 percent of total net sales in 2010, compared to 36 percent of total net sales in 2009.

Despite the modest decrease in net sales, gross profit for the year increased modestly to $19.9 million, or 18.5 percent of net sales, compared to $19.4 million, or 17.4 percent of net sales, for 2009. Total operating expenses decreased by $2.5 million, or 14.4 percent, to $14.8 million, from $17.2 million in the prior year. Operating expenses in the prior year included $2.5 million of settlement costs. Excluding the impact of these costs, operating expenses would have increased by approximately $0.1 million due to increases in personnel and related costs, marketing and trade show expenses, and facilities costs, which were partially offset by reductions in insurance costs, bad debt expense, and accounting and other professional fees.

For the full year 2010, UPG reported operating income of $5.1 million and pre-tax income of $4.5 million, compared to operating income of $2.1 million and pre-tax income of $1.2 million in 2009. Provision for income taxes for the year was $1.6 million, reflecting an effective tax rate of 35.1 percent compared to a provision for income taxes of $1.3 million for 2009, which reflected an effective tax rate of 111.5 percent. During 2009, UPG recorded a valuation allowance of $0.8 million on a portion of its deferred tax asset related to stock-based compensation, which resulted in a higher effective tax rate for the period. On the bottom line, UPG reported net income of $2.9 million, or $0.58 per diluted share, for the full year 2010 compared to a net loss of $135,000, or ($0.03) per diluted share, for 2009.

BALANCE SHEET AND FINANCIAL POSITION
At Dec. 31, 2010, inventory increased by $1.9 million, to $32.9 million, from $31.0 million at the end of 2009. The increase was primarily attributable to the stocking of certain products in anticipation of peak seasonal sales in early 2011. Accounts receivable decreased to $10.2 million, from $11.4 million at the end of 2009, while accounts payable decreased by $4.4 million, to $7.6 million during the period. The decrease in accounts receivable was the result of the lower sales levels in the fourth quarter as well as the Company's efforts to increase the speed of collections. The outstanding balance on UPG's line of credit rose to $16.3 million, compared to $15.2 million at the end of 2009 reflecting the increased investment in working capital over the period.

UPG had net cash used in operating activities of $2.9 million in 2010, compared to net cash provided by operating activities of $5.9 million in 2009. The decrease in operating cash flow for 2010 reflects an increase in net income, and a decrease in accounts receivable that was more than offset by decreased levels of accounts payable and non-cash expenses, and increases in inventory. Total working capital increased to $20.9 million at the end of 2010, from $17.7 million at the end of 2009. Given the increased investment in working capital during 2010, UPG ended the year with $215,000 in cash and cash equivalents, down from $2.1 million at the end of 2009.

Edmonds concluded: "We made significant progress in improving our operating results and growing our battery and related power accessory business during 2010, and we plan to continue this momentum in 2011. We recently highlighted a number of new products at the 2011 Consumer Electronics Show, and we are working on the launch of more new products later this year. We announced our initial expansion into new markets in Latin America last quarter, and we will pursue additional international growth where it makes the most sense for UPG. Our sales team made significant strides in increasing sales and identifying new potential avenues for future business growth, resulting in core battery revenue growth of nearly 20 percent for the year. Looking ahead to the rest of 2011, we remain focused on growing our entire business and continuing to meet the needs of all of our customers."

      RECONCILIATION OF GAAP OPERATING INCOME AND INCOME BEFORE PROVISION FOR INCOME TAXES TO NON-GAAP OPERATING INCOME AND INCOME BEFORE PROVISION FOR INCOME TAXES (UNAUDITED)

      The following table reconciles operating income and income before provision for income taxes, as reported in accordance with U.S. Generally Accepted Accounting Principals ("GAAP"), to non-GAAP operating income and income before provision for income taxes. We believe that non-GAAP operating income, which is generally operating income less costs related to settlement agreements, more accurately reflects our operating efficiency. Non-GAAP operating income and income before provision for income taxes are non-GAAP financial measures and should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Additionally, non-GAAP operating income and income before provision for income taxes may not be comparable to similar metrics used by others in our industry.

                                                                                    FINANCIAL SUMMARY (NON-GAAP)
                                                                                            (UNAUDITED)
                                                                                            DECEMBER 31,
                                                                                    ----------------------------
                                                                                        2010           2009
                                                                                    ----------------------------
                                                                                       (DOLLARS IN THOUSANDS)
                                                                                    ----------------------------
Operating income and income before provision for income taxes as reported:
   Operating expenses ...........................................................   $     14,769    $     14,715
   Settlement expenses ..........................................................             --           2,529
                                                                                    ------------    ------------
   Total operating expenses .....................................................         14,769          17,244

   Operating income .............................................................          5,131           2,129
   Other expense, net ...........................................................           (679)           (956)
                                                                                    ------------    ------------
   Income before provision for income taxes .....................................          4,452           1,173

Non-GAAP measures to exclude settlement expenses from operating expenses:
   Settlement expenses ..........................................................             --           2,529
                                                                                    ------------    ------------
   Non-GAAP operating income ....................................................   $      5,131    $      4,658
                                                                                    ============    ============

   Non-GAAP income before provision for income taxes ............................   $      4,452    $      3,702
                                                                                    ============    ============

CONFERENCE CALL INFORMATION
Universal Power Group will host an investor conference call today, Tuesday, March 29, 2011 at 11:30 a.m. ET (10:30 a.m. CT) to discuss the Company's financial results for the quarter and full year ended Dec. 31, 2010.

Interested parties may access the conference call by dialing 1.800.299.6183, passcode 41707071. The conference call will also be broadcast live on www.upgi.com and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal. Institutional investors can access a webcast of the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

A replay of the conference call will be made available through April 5, 2011 by calling 1.888.286.8010, passcode 44168762, and an archived webcast will be available at www.upgi.com.

ABOUT UNIVERSAL POWER GROUP, INC.
Universal Power Group, Inc. (NYSE Amex: UPG) is a leading supplier and distributor of batteries and power accessories, and a provider of supply chain and other value-added services. UPG's product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, and solar and security products. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly and coordinating battery recycling efforts, as well as product development. For more information, please visit the UPG website at WWW.UPGI.COM.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

                                       ###

                           UNIVERSAL POWER GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                   DECEMBER 31,    DECEMBER 31,
                                                                      2010            2009
                                                                  -------------   ------------
CURRENT ASSETS
   Cash and cash equivalents ..................................   $     215,375   $   2,059,475
   Accounts receivable:
      Trade, net of allowance for doubtful accounts of
         $656,989 and $452,200 ................................      10,189,716      11,440,179
      Other ...................................................          25,607          13,561
   Inventories - finished goods, net of allowance for
      obsolescence of $1,155,852 and $756,671 .................      32,893,837      30,977,213
   Current deferred tax asset .................................       1,564,433       1,475,157
   Prepaid expenses and other current assets ..................       1,237,047       1,064,152
                                                                  -------------   -------------
         Total current assets .................................      46,126,015      47,029,737

PROPERTY AND EQUIPMENT
   Logistics and distribution systems .........................       1,834,124       1,807,069
   Machinery and equipment ....................................         991,260         984,918
   Furniture and fixtures .....................................         467,632         385,940
   Leasehold improvements .....................................         408,128         388,334
   Vehicles ...................................................         199,992         222,549
                                                                  -------------   -------------
         Total property and equipment .........................       3,901,136       3,788,810
   Less accumulated depreciation and amortization .............      (2,561,314)     (1,940,715)
                                                                  -------------   -------------
         Net property and equipment ...........................       1,339,822       1,848,095

OTHER ASSETS ..................................................         127,018         313,754
NON-CURRENT DEFERRED TAX ASSET ................................          17,784         214,314
                                                                  -------------   -------------
TOTAL ASSETS ..................................................   $  47,610,639   $  49,405,900
                                                                  =============   =============

                           UNIVERSAL POWER GROUP, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                     DECEMBER 31,   DECEMBER 31,
                                                                         2010           2009
                                                                     ------------   ------------
CURRENT LIABILITIES
   Line of credit ................................................   $ 16,323,528   $ 15,174,305
   Accounts payable ..............................................      7,559,445     11,971,502
   Income taxes payable ..........................................         25,588        698,654
   Accrued liabilities ...........................................        456,418        384,976
   Current portion of accrued settlement accrual .................        733,540        955,730
   Current portion of capital lease and note obligations .........         25,906         25,535
   Current portion of deferred rent ..............................         52,672         92,040
                                                                     ------------   ------------
      Total current liabilities ..................................     25,177,097     29,302,742

LONG-TERM LIABILITIES
   Accrued settlement accrual, less current portion ..............        241,490        985,027
   Capital lease and note obligations, less current portion ......         25,183         50,606
   Deferred rent, less current portion ...........................             --         36,103
                                                                     ------------   ------------
      Total long term liabilities ................................        266,673      1,071,736
                                                                     ------------   ------------
TOTAL LIABILITIES ................................................     25,443,770     30,374,478

COMMITMENTS AND CONTINGENCIES SHAREHOLDERS' EQUITY
   Common stock - $0.01 par value, 50,000,000
      shares authorized, 5,020,000 and 5,000,000
      shares issued and outstanding, respectively ................         50,200         50,000
   Additional paid-in capital ....................................     16,075,771     15,951,626
   Retained earnings .............................................      6,205,127      3,314,887
   Accumulated other comprehensive loss ..........................       (164,229)      (285,091)
                                                                     ------------   ------------
      Total shareholders' equity .................................     22,166,869     19,031,422
                                                                     ------------   ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .......................   $ 47,610,639   $ 49,405,900
                                                                     ============   ============

                           UNIVERSAL POWER GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 THREE MONTHS ENDED DECEMBER 31,      YEAR ENDING DECEMBER 31,
                                                 -------------------------------   -----------------------------
                                                      2010             2009             2010            2009
                                                 --------------   --------------   -------------   -------------
                                                           (unaudited)
Net sales ....................................   $   24,523,388   $   28,038,385   $ 107,256,461   $ 111,170,726
Cost of sales ................................       19,587,558       23,115,980      87,355,871      91,797,823
                                                 --------------   --------------   -------------   -------------
Gross profit .................................        4,935,830        4,922,405      19,900,590      19,372,903

Operating expenses ...........................        3,810,476        3,987,824      14,769,442      14,714,680
Settlement expenses ..........................               --               --              --       2,529,345
                                                 --------------   --------------   -------------   -------------
Total operating expenses .....................        3,810,476        3,987,824      14,769,442      17,244,025

Operating income .............................        1,125,354          934,581       5,131,148       2,128,878

Other income (expense)
   Interest expense (including $0,
      $50,907, $0 and $310,000  to
      Zunicom, Inc.) .........................         (244,276)        (237,083)       (681,213)       (953,251)
   Other, net ................................               --               --           2,187          (2,623)
                                                 --------------   --------------   -------------   -------------
         Total other expense, net ............         (244,276)        (237,083)       (679,026)       (955,874)
Income before provision for
    income taxes .............................          881,078          637,498       4,452,122       1,173,004
Provision for income taxes ...................         (247,555)        (310,431)     (1,561,882)     (1,308,193)
                                                 --------------   --------------   -------------   -------------
Net income (loss) ............................   $      633,523   $      387,067   $   2,890,240   $    (135,189)
                                                 ==============   ==============   =============   =============
Net income (loss) per share
      Basic ..................................   $         0.13   $         0.08   $        0.58   $       (0.03)
      Diluted ................................   $         0.13   $         0.08   $        0.58   $       (0.03)
Weighted average shares outstanding
      Basic ..................................        5,006,957        5,000,000       5,001,753       5,000,000
      Diluted ................................        5,021,560        5,009,575       5,016,816       5,000,000

                           UNIVERSAL POWER GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED DECEMBER 31,
                                                               -------------------------
                                                                   2010         2009
                                                               -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) ..........................................   $ 2,890,240   $  (135,189)
Items not requiring (providing) cash
   Depreciation and amortization ...........................       809,317       802,454
   Provision for doubtful accounts .........................       228,361       415,808
   Provision for obsolete inventory ........................       770,000       599,145
   Deferred income taxes ...................................       107,254      (196,857)
   Loss (gain) on disposal of property and equipment .......        (2,000)        2,623
   Stock-based compensation ................................        84,945        36,969
Changes in operating assets and liabilities, net off
   effect of acquisition:
   Accounts receivable - trade .............................     1,022,102       592,626
   Accounts receivable - other .............................       (12,046)       36,742
   Inventories .............................................    (2,686,624)    5,945,535
   Income taxes receivable/payable .........................      (673,066)      867,328
   Prepaid expenses and other current assets ...............      (172,895)     (183,624)
   Other assets ............................................            --       (60,716)
   Accounts payable ........................................    (4,412,057)   (4,448,443)
      Accrued liabilities ..................................       192,304      (222,367)
      Settlement accrual ...................................      (965,728)    1,940,758
      Deferred rent ........................................       (75,470)      (98,159)
                                                               -----------   -----------
Net cash provided by (used in) operating activities ........    (2,856,362)    5,894,633

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of property and equipment ...................      (134,884)      (56,761)
      Proceeds from sale of equipment ......................         2,000         1,000
      Escrow deposit .......................................            --       900,000
      Net cash paid in Monarch acquisition .................            --      (892,000)
                                                               -----------   -----------
Net cash used in investing activities ......................      (132,884)      (47,761)

CASH FLOWS FROM FINANCING ACTIVITIES
      Net activity on line of credit .......................     1,149,223       822,530
      Exercise of stock options ............................        39,400            --
      Payments on capital lease and note obligations .......        (4,476)      (16,454)
      Payment on notes to Zunicom, Inc. ....................            --    (4,919,667)
                                                               -----------   -----------
Net cash provided by (used in) financing activities ........     1,184,147    (4,113,591)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .......    (1,844,100)    1,733,281
Cash and cash equivalents at beginning of year .............     2,059,475       326,194
                                                               -----------   -----------
Cash and cash equivalents at end of year ...................   $   215,375   $ 2,059,475
                                                               ===========   ===========

SUPPLEMENTAL DISCLOSURES
Income taxes paid ..........................................   $ 2,103,659   $   871,052
                                                               ===========   ===========
Interest paid ..............................................   $   436,522   $   972,784
                                                               ===========   ===========

                           UNIVERSAL POWER GROUP, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

NONCASH FINANCING AND INVESTING ACTIVITIES:
Property and equipment acquired through capital
   leases or notes payable ...............................   $     --   $ 86,066
                                                             ========   ========
Cumulative tax effect of Unicap adjustment treated
   as a capital contribution from Zunicom, Inc. ..........   $     --   $185,791
                                                             ========   ========
Gain on settlement with Zunicom, Inc. ....................   $     --   $301,641
                                                             ========   ========